UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2010
VANDA PHARMACEUTICALS INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-51863	03-0491827
(Commission File No.)	(IRS Employer Identification No.)
9605 Medical Center Drive
Suite 300
Rockville, Maryland 20850
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (240) 599-4500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On January 7, 2010, David R. Ramsay resigned as a member of the Board of Directors of Vanda Pharmaceuticals Inc. (the “Company”) and as a member of the Audit Committee of the Board of Directors. In accordance with the Company’s Certificate of Incorporation and Bylaws, the Company’s Board of Directors has reduced the number of directors of the Company from seven to six. Howard Pien, one of the Company’s current directors, has been appointed to serve on the Audit Committee in replacement of Mr. Ramsay.

Item 8.01.	Other Events.
     On January 11, 2010, the Company issued a press release announcing the commercial launch of Fanapt™ by Novartis Pharmaceuticals Corporation. The full text of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release of Vanda Pharmaceuticals Inc. dated January 11, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2010	VANDA PHARMACEUTICALS INC.
	By:	/s/ Stephanie R. Irish
		Name:	Stephanie R. Irish
		Title:	Acting Chief Financial Officer and Treasurer